Exhibit 99.1

KLX ENERGY SERVICES ANNOUNCES THE ACQUISITIONS OF TWO PREMIER OILFIELD SERVICES COMPANIES; RAISES 2019 GUIDANCE

WELLINGTON, FL — March 20, 2019 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ:KLXE) announced today that it has completed the acquisitions of Red Bone Services (“Red Bone”), a premier provider of oilfield services primarily in the Mid-Con, providing, non-frac high pressure pumping, thru-tubing, fishing and certain other services, and Tecton Energy Services (“Tecton”), a leading provider of flowback, drill-out and production testing services, operating primarily in the greater Rocky Mountains.

The aggregate acquisition price of the Red Bone and Tecton acquisitions was approximately $82 million, comprised of approximately 2.1 million shares of the Company’s common stock and $14.5 million in cash to the sellers, plus approximately $14.5 million for the retirement of debt, representing a multiple of approximately 4.8 times the companies’ combined full year 2018 EBITDA. The Company expects to realize annualized EBITDA synergies of approximately $12 million representing a proforma synergized EBITDA multiple of approximately 3 times EBITDA. The shares are subject to restrictions on public re-sale from a minimum of 6 months to a maximum of 24 months, subject to acceleration upon the occurrence of certain events. Both companies have very low capital intensity.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services stated, “The acquisitions of Red Bone and Tecton are value-creating transactions for our shareholders and further advance our strategic priorities to grow our customer base and to enhance and broaden out the services we provide to our customers. The Red Bone acquisition provides KLX Energy Services with a substantially stronger geographical presence in the Mid-Con, along with important potential market synergies as we roll out our broad portfolio of services to Red Bone’s customers. Both Red Bone and Tecton have strong relationships with quality customers, which provides significant cross-selling opportunities.”

Mr. Khoury continued, “The addition of the Red Bone team, which has deep roots and an excellent reputation in the Mid-Con, is expected to facilitate the roll out of our broad range of product service lines to an expanded, high quality customer base. The addition of the Tecton business and its highly competent operating team creates the opportunity to roll out Tecton’s flowback, filtration and testing services to our other geographic regions.”

1300 Corporate Center Way Wellington, FL 33414 :: 561.273.7148 :: KLXenergy.com

The Company is today raising its fiscal year 2019 revenue and Adjusted EBITDA guidance to approximately $800 million in revenues and $200 million in Adjusted EBITDA to reflect a portion of the contribution of the acquisitions over the balance of the year.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 35 service facilities located in the major onshore oil and gas producing regions of the United States.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2019 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

2019 Guidance
(Approximate Amounts)
Operating earnings	$120
Depreciation and amortization	61
Non-cash compensation	19
Adjusted EBITDA	$200

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148